SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 27, 2002

                                    NQL INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

           0-10558                                    33-0887356
  (Commission File Number)                (I.R.S. Employer Identification No.)

                 900 Huyler Street, Teterboro, New Jersey 07608
               (Address of Principal Executive Offices) (Zip Code)

                                 (800) 477-8586
                         (Registrant's telephone number,
                              including area code)

Item 5. Other Events.

      As of May 31, 2002, the registrant, and its wholly-owned subsidiary, Delta Computec Inc. ("DCI"), entered into an Asset Purchase Agreement with a publicly traded developer of video products and services (the "Agreement"). Under the terms of the Agreement, the acquirer will purchase substantially all of DCI's operating assets, property, contracts and customer lists, and will assume the obligation to pay certain of DCI's liabilities, including liabilities of DCI to the organization which provides financing to DCI. The registrant is a guarantor of that financing arrangement. If the transaction closes, both DCI and the registrant will be relased from liability with regard to that financing arrangement. In addition to the assumption of the stated DCI liabilities, the acquirer will also pay a purchase price consisting of a combination of cash and the issuance to DCI of a class of the acquirer's redeemable and convertible preferred stock. The transaction is subject to compliance with the Agreement's terms and conditions, including approval of the Bankruptcy Court in the registrant's bankruptcy case. A motion to approve the transaction has been made in the registrant's bankruptcy proceeding, and, at a hearing held on June 27, 2002, the motion was scheduled to be heard by the Bankruptcy Court in the registrant's bankruptcy case on August 7, 2002.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NQL INC.


Date: July 3, 2002                     By: /s/ Matthew C. Harrison, Jr.
                                          --------------------------------------
                                           Matthew C. Harrison, Jr.
                                           Chairman of the Board of Directors